THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY ONLY BE OFFERED OR SOLD PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

                   7.5% CONVERTIBLE DEBENTURE DUE JUNE 7, 1998

$1,000,000                                                          June 7, 1996

         FOR VALUE RECEIVED, INTELECT COMMUNICATIONS SYSTEMS LIMITED, a Bermuda company (the "Company"), hereby promises to pay to SECREST CAPITAL LIMITED, a Nevis, West Indies corporation, or registered assigns (the "Holder") on June 7, 1998 (the "Maturity Date"), the principal amount of ONE MILLION DOLLARS ($1,000,000) and to pay interest in cash on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein. This Debenture (this "Debenture") has been issued pursuant to that certain Convertible Securities Agreement executed by the Holder, the Company and Infinity Investors, Ltd. dated June 7, 1996 (the "Agreement").


ARTICLE 1.        INTEREST.

         The Company shall pay interest on the unpaid principal amount of this Debenture at the rate of Seven and One-Half Percent (7.5%) per year, payable in cash, payable quarterly in arrears until the principal hereof is paid in full or has been converted. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 7, 1996. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 2.        METHOD OF PAYMENT.

         This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall pay the principal of and interest on this Debenture in United States dollars. Interest and principal payments shall be subject to withholding (if any) under applicable United States Federal Internal Revenue Service Regulations.

ARTICLE 3.        CONVERSION.

         SECTION 3.1.  CONVERSION PRIVILEGE

         (a) The Holder of this Debenture shall have the right, exercisable at one or more times, at its option, to convert all or a portion of this Debenture into common shares, par value $.01 per share (U.S.), of the Company ("Common Shares") at the times hereafter specified. The number of Common Shares issuable upon the conversion of this Debenture is determined by dividing the



7.5% CONVERTIBLE DEBENTURE - PAGE 1
(SECREST CAPITAL LIMITED)

principal amount hereof to be converted by the Conversion Price (as defined in paragraph (b) of this Section 3.1 below) in effect on the conversion date and rounding the result to the nearest 1/100th of a share. Upon conversion, all accrued and unpaid interest will be paid to the Holder in cash, as specified in
Article 1 above.

         (b) Less than all of the principal amount of this Debenture may be converted into Common Shares if the portion converted is $10,000 or a whole multiple of $10,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture also apply to the conversion of a portion of it. All or any portion of the Debenture is convertible at any time, and from time to time as follows: One-third (1/3) of the principal balance of all Debentures issued to Holder as described in Section 7.1 hereafter shall be convertible beginning sixty (60) days after the date of this Debenture; an additional one-third (1/3) of the principal balance of all such Debentures issued to the Holder shall be convertible beginning 90 days after the date of such Debentures; and the final one-third (1/3) of the principal balance of all such Debentures issued to the Holder shall be convertible beginning 120 days after the date of such Debentures. The conversion price shall be the lesser of
(A) $17.50 per share of Common Stock or (B) the product of (i) the current market price of the Common Stock on the conversion date multiplied by (ii) eighty two and one-half percent (82.5%) (the "Formula Price"); provided, if the conversion date is a date on or before the 90th day following the date of this Debenture, the Conversion Price shall be the greater of the Formula Price of the Common Stock on the conversion date or $4.95 per share of Common Stock (such applicable price being hereafter referred to as the "Conversion Price").

         (c) In the event any Debenture remains outstanding on the second anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into Common Shares on such date in the manner set forth in this Section 3.1; provided (i) an Event of Default does not then exist under this Debenture and (ii) a registration statement as contemplated by
Section 4 of the Agreement is effective with respect to the sale by the Holder of shares of Common Stock issuable upon conversion of this Debenture.

         (d) At any time, and from time to time, the Company, at its option (the "Redemption Option"), may redeem this Debenture at the Agreed Redemption Amount (which shall mean the product of the remaining principal amount of the Debenture multiplied by 117.5%, plus accrued and unpaid interest thereon). Any notice of exercise of the Redemption Option (a "Redemption Notice") shall be delivered in writing to Holder and shall be irrevocable when delivered. The Company shall not, however, be entitled to issue a Redemption Notice with respect to any portion of the Debenture for which Holder has previously delivered a Notice of Conversion as contemplated by this Debenture. The Company shall repay in full the Agreed Redemption Amount upon exercise of the Redemption Option within thirty (30) days of the delivery of such Redemption Notice. During the Redemption Period, the Company shall comply with all terms, conditions and covenants of this Debenture (including, without limitation timely payment of accrued and unpaid interest). Subject to the foregoing, Holder's option to convert this Debenture into shares of Common Stock shall be abated during the Redemption Period.



7.5% CONVERTIBLE DEBENTURE - PAGE 2
(SECREST CAPITAL LIMITED)



         SECTION 3.2. CONVERSION PROCEDURE. To convert this Debenture into Common Shares, the Holder must (a) complete and sign the Notice of Conversion attached hereto and (b) surrender the Debenture to the Company. The date upon which the Company receives the completed Notice of Conversion (by recognized overnight courier, hand-delivery, facsimile or otherwise) is the conversion date, provided that the Company shall not be required to deliver a certificate for Common Shares unless and until the Company receives the Debenture. Within two (2) business days after receipt of the Notice of Conversion as aforesaid, providing the Company has received the Debenture from the Holder, the Company shall deliver a certificate with restrictive legend as specified in the Agreement for the number of full Common Shares issuable upon the conversion and a check for any fraction of a share. The person in whose name the certificate representing Common Shares is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon conversion, unpaid interest on the converted portion of the Debenture shall be paid in cash by the Company. If one person converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of Debentures converted. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered. Notwithstanding the foregoing, the conversion right of the Holder set forth herein shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of Common Shares into which the Holder may convert this Debenture exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion, minus (ii) the number of shares of Common Stock of the Company then held by the Holder.

         SECTION 3.3. FRACTIONAL SHARES. The Company shall not issue a fractional share of Common Stock upon the conversion of this Debenture. Instead, the Company shall pay in lieu of any fractional share the cash value thereof at the then current market price of the Common Shares as determined under Section
3.7 below.

         SECTION 3.4. TAXES ON CONVERSION. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because such shares are issued in a name other than its name.

         SECTION 3.5. COMPANY TO RESERVE STOCK. The Company shall reserve out of its authorized but unissued Common Shares enough Common Shares to permit the conversion in full of this Debenture. All Common Shares which may be issued upon the conversion hereof shall be fully paid and nonassessable.

         SECTION 3.6. RESTRICTIONS ON TRANSFER. This Debenture and the Common Shares issuable upon the conversion hereof have not been registered under the Securities Act of 1933 (the "Act") and have been sold pursuant to an exemption under the Act. The Debenture may not be transferred or resold except pursuant to registration under or an exemption from the Act.




7.5% CONVERTIBLE DEBENTURE - PAGE 3
(SECREST CAPITAL LIMITED)


         SECTION 3.7  CURRENT MARKET PRICE

         (a) As used herin, the current market price per share of Common Shares on any date is the average of the quoted bid prices of the Common Shares for five (5) consecutive trading days ending on the trading day before the date in question.

         (b) As used in this  Section  3.7, the term quoted bid price shall mean
(i) the closing bid prices thereof on any such trading date, as reported by Bloomberg, L.P. or (ii) in the event the Common Shares is not reported on such system, the fair market value of the Common Stock as determined by the Board of Directors of the Company in its good faith judgment.

ARTICLE 4.        MERGERS.

         The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Shares are entitled to receive stock, securities or property in respect of or in exchange for Common Shares, then as a condition of such merger, consolidation, sale or transfer, either (i) the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, or (ii) if the Company is not the surviving entity in such merger, consolidation, sale or transfer, the Company shall give the Holder at least 30 days prior written notice of the expected closing date of such transaction, and if any portion of this Debenture has not been converted into Common Stock at the election of the Holder prior to such closing, then the remaining principal amount of this Debenture may, at the option of the Purchaser, be converted into shares of Common Stock at the closing of such transaction. The Conversion Price shall be the same as the applicable Conversion Price defined in Section 3 above.

ARTICLE 5.        REPORTS.

         The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.




7.5% CONVERTIBLE DEBENTURE - PAGE 4
(SECREST CAPITAL LIMITED)


ARTICLE 6.          DEFAULTS AND REMEDIES.

         SECTION 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment of interest when such interest become due and payable and such default continues for a period of 10 days thereafter, (c) the Company fails to issue Common Shares upon conversion, within the time period specified in Section 3.2, (d) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (e) from and after October 31, 1996, the Company ceases to be eligible with respect to the use of Form S-3 for the filing of a resale registration statement with the Securities and Exchange Commission, (f) the Company's Common Shares ceases to be quoted on any of the New York Stock Exchange, American Stock Exchange, the NASDAQ-National Market or NASDAQ-Small Cap for a period in excess of 60 calendar days, or (g) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or
(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors or such other applicable laws. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 6.2. ACCELERATION. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

ARTICLE 7.          REGISTERED DEBENTURES.

         SECTION 7.1. SERIES. This Debenture is one of a numbered series of Debentures issued to the Holder and Infinity Investors, Ltd. pursuant to the Agreement having an aggregate principal amount of $5,000,000, which are identical. Such Debentures are referred to herein collectively as the "Debentures." Holder, at its option, may exchange this Debenture for a series of Debentures of the Company in denominations of at least $100,000.

         SECTION 7.2. RECORD OWNERSHIP. The Company shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issues to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company


7.5% CONVERTIBLE DEBENTURE - PAGE 5
(SECREST CAPITAL LIMITED)


may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

         SECTION 7.3. REGISTRATION OF TRANSFER. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and State and Federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder.

         SECTION 7.4. WORN AND LOST DEBENTURES. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

ARTICLE 8.        NOTICES.

         Any notice which is required or convenient under the terms of this Debentures shall be duly given if it is in writing and delivered in person, by telecopy, by recognized overnight courier or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.



7.5% CONVERTIBLE DEBENTURE - PAGE 6
(SECREST CAPITAL LIMITED)




         All notices to Holders are to be mailed to:

         27 Wellington Road
         Cork, Ireland
         Attn:  James G. O'Brien
         Telephone: 353 21 501 109
         Fax: 353 21 501 255

         All notices to the Company are to be mailed to:

         Intelect Communications Systems Limited
         Reid House 31 Church Street
         Hamilton, Bermuda
         Attn:  Chief Executive Officer
         Telephone:  441/295-8639
         Fax:  441/292-5560


ARTICLE 9.        TIMES.

         Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 9, such extended time shall not be included in the computation of interest.

ARTICLE 10.       RULES OF CONSTRUCTION.

         In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.



7.5% CONVERTIBLE DEBENTURE - PAGE 7
(SECREST CAPITAL LIMITED)



ARTICLE 11.       GOVERNING LAW.

         The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of Bermuda.


         IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                       INTELECT COMMUNICATIONS SYSTEMS LIMITED


                                        By: /s/ Peter G. Leighton
                                            ---------------------
                                        Name Peter G. Leighton
                                        Title President

[Corporate Seal]


7.5% CONVERTIBLE DEBENTURE - PAGE 8
(SECREST CAPITAL LIMITED)





                                    EXHIBIT A

                                FORM OF DEBENTURE


                     (The attached form applies to Secrest)





                              NOTICE OF CONVERSION

         [To be completed and signed only upon conversion of Debenture]

         The undersigned, the Holder of this Debenture, hereby irrevocably elects to exercise the right to convert it into common shares, par value $10 per share, of Intelect Communications Systems Limited as follows:

[Complete if less than all of                       Dollars ($       )*
principal amount is to be          ---------------------------------------------
converted]                          ($10,000 or integral  multiples of $10,000)


[Signature must be guaranteed      ---------------------------------------------
if registered  holder of stock     (Name of Holder of shares if different than
differs from registered Holder     registered Holder of  Debenture]
of Debenture)
                                   ---------------------------------------------
                                   (Address of Holder if different than address of registered Holder of Debenture)

                                   ---------------------------------------------
                                   (Social Security or EIN of Holder of shares if different than Holder of Debenture)

         *If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture. All notices to be transmitted by hand delivery, facsimile or overnight courier.


Date:_______       Sign:________________________________________________________
                         (Signature must conform in all respects to name of Holder shown on face of this Debenture)



NOTICE OF CONVERSION









                               ASSIGNMENT OF NOTE



         The undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________________________________________
                   (name, address and SSN or EIN of assignee)

                                                        Dollars ($             )
________________________________________________________________________________
(principal amount of Debenture, $10,000 or integral multiples of $10,000)

of principal amount of this Debenture together with all accrued interest hereon.


Date:_________               Sign:______________________________________________
                                 (Signature must conform in all respects to name of Holder shown on face of Debenture)




ASSIGNMENT OF NOTE











THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY ONLY BE OFFERED OR SOLD PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

                   7.5% CONVERTIBLE DEBENTURE DUE JUNE 7, 1998

$4,000,000                                                          June 7, 1996

         FOR VALUE RECEIVED, INTELECT COMMUNICATIONS SYSTEMS LIMITED, a Bermuda company (the "Company"), hereby promises to pay to INFINITY INVESTORS, LTD., a Nevis, West Indies corporation, or registered assigns (the "Holder") on June 7, 1998 (the "Maturity Date"), the principal amount of FOUR MILLION DOLLARS ($4,000,000) and to pay interest in cash on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein. This Debenture (this "Debenture") has been issued pursuant to that certain Convertible Securities Agreement executed by the Holder, the Company and Secrest Capital Limited dated June 7, 1996 (the "Agreement").

ARTICLE 1.        INTEREST.

         The Company shall pay interest on the unpaid principal amount of this Debenture at the rate of Seven and One-Half Percent (7.5%) per year, payable in cash, payable quarterly in arrears until the principal hereof is paid in full or has been converted. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 7, 1996. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 2.        METHOD OF PAYMENT.

         This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall pay the principal of and interest on this Debenture in United States dollars. Interest and principal payments shall be subject to withholding (if any) under applicable United States Federal Internal Revenue Service Regulations.

ARTICLE 3.        CONVERSION.

         SECTION 3.1.  CONVERSION PRIVILEGE

         (a) The Holder of this Debenture shall have the right, exercisable at one or more times, at its option, to convert all or a portion of this Debenture into common shares, par value $.01 per share (U.S.), of the Company ("Common Shares") at the times hereafter specified. The number of Common Shares issuable upon the conversion of this Debenture is determined by dividing the



NOTICE OF CONVERSION



principal amount hereof to be converted by the Conversion Price (as defined in paragraph (b) of this Section 3.1 below) in effect on the conversion date and rounding the result to the nearest 1/100th of a share. Upon conversion, all accrued and unpaid interest will be paid to the Holder in cash, as specified in
Article 1 above.

         (b) Less than all of the principal amount of this Debenture may be converted into Common Shares if the portion converted is $10,000 or a whole multiple of $10,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture also apply to the conversion of a portion of it. All or any portion of the Debenture is convertible at any time, and from time to time as follows: One-third (1/3) of the principal balance of all Debentures issued to Holder as described in Section 7.1 hereafter shall be convertible beginning sixty (60) days after the date of this Debenture; an additional one-third (1/3) of the principal balance of all such Debentures issued to the Holder shall be convertible beginning 90 days after the date of such Debentures; and the final one-third (1/3) of the principal balance of all such Debentures issued to the Holder shall be convertible beginning 120 days after the date of such Debentures. The conversion price shall be the lesser of
(A) $17.50 per share of Common Stock or (B) the product of (i) the current market price of the Common Stock on the conversion date multiplied by (ii) eighty two and one-half percent (82.5%) (the "Formula Price"); provided, if the conversion date is a date on or before the 90th day following the date of this Debenture, the Conversion Price shall be the greater of the Formula Price of the Common Stock on the conversion date or $4.95 per share of Common Stock (such applicable price being hereafter referred to as the "Conversion Price").

         (c) In the event any Debenture remains outstanding on the second anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into Common Shares on such date in the manner set forth in this Section 3.1; provided (i) an Event of Default does not then exist under this Debenture and (ii) a registration statement as contemplated by
Section 4 of the Agreement is effective with respect to the sale by the Holder of shares of Common Stock issuable upon conversion of this Debenture.

         (d) At any time, and from time to time, the Company, at its option (the "Redemption Option"), may redeem this Debenture at the Agreed Redemption Amount (which shall mean the product of the remaining principal amount of the Debenture multiplied by 117.5%, plus accrued and unpaid interest thereon). Any notice of exercise of the Redemption Option (a "Redemption Notice") shall be delivered in writing to Holder and shall be irrevocable when delivered. The Company shall not, however, be entitled to issue a Redemption Notice with respect to any portion of the Debenture for which Holder has previously delivered a Notice of Conversion as contemplated by this Debenture. The Company shall repay in full the Agreed Redemption Amount upon exercise of the Redemption Option within thirty (30) days of the delivery of such Redemption Notice. During the Redemption Period, the Company shall comply with all terms, conditions and covenants of this Debenture (including, without limitation timely payment of accrued and unpaid interest). Subject to the foregoing, Holder's option to convert this Debenture into shares of Common Stock shall be abated during the Redemption Period.



NOTICE OF CONVERSION


         SECTION 3.2. CONVERSION PROCEDURE. To convert this Debenture into Common Shares, the Holder must (a) complete and sign the Notice of Conversion attached hereto and (b) surrender the Debenture to the Company. The date upon which the Company receives the completed Notice of Conversion (by recognized overnight courier, hand-delivery, facsimile or otherwise) is the conversion date, provided that the Company shall not be required to deliver a certificate for Common Shares unless and until the Company receives the Debenture. Within two (2) business days after receipt of the Notice of Conversion as aforesaid, providing the Company has received the Debenture from the Holder, the Company shall deliver a certificate with restrictive legend as specified in the Agreement for the number of full Common Shares issuable upon the conversion and a check for any fraction of a share. The person in whose name the certificate representing Common Shares is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon conversion, unpaid interest on the converted portion of the Debenture shall be paid in cash by the Company. If one person converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of Debentures converted. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered. Notwithstanding the foregoing, the conversion right of the Holder set forth herein shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of Common Shares into which the Holder may convert this Debenture exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion, minus (ii) the number of shares of Common Stock of the Company then held by the Holder.

         SECTION 3.3. FRACTIONAL SHARES. The Company shall not issue a fractional share of Common Stock upon the conversion of this Debenture. Instead, the Company shall pay in lieu of any fractional share the cash value thereof at the then current market price of the Common Shares as determined under Section
3.7 below.

         SECTION 3.4. TAXES ON CONVERSION. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because such shares are issued in a name other than its name.

         SECTION 3.5. COMPANY TO RESERVE STOCK. The Company shall reserve out of its authorized but unissued Common Shares enough Common Shares to permit the conversion in full of this Debenture. All Common Shares which may be issued upon the conversion hereof shall be fully paid and nonassessable.

         SECTION 3.6. RESTRICTIONS ON TRANSFER. This Debenture and the Common Shares issuable upon the conversion hereof have not been registered under the Securities Act of 1933 (the "Act") and have been sold pursuant to an exemption under the Act. The Debenture may not be transferred or resold except pursuant to registration under or an exemption from the Act.



NOTICE OF CONVERSION




         SECTION 3.7.  CURRENT MARKET PRICE.

         (a) As used herein, the current market price per share of Common Shares on any date is the average of the quoted bid prices of the Common Shares for five (5) consecutive trading days ending on the trading day before the date in question.

         (b) As used in this  Section  3.7, the term quoted bid price shall mean
(i) the closing bid prices thereof on any such trading date, as reported by Bloomberg, L.P. or (ii) in the event the Common Shares is not reported on such system, the fair market value of the Common Stock as determined by the Board of Directors of the Company in its good faith judgment.

ARTICLE 4.        MERGERS.

         The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Shares are entitled to receive stock, securities or property in respect of or in exchange for Common Shares, then as a condition of such merger, consolidation, sale or transfer, either (i) the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, or (ii) if the Company is not the surviving entity in such merger, consolidation, sale or transfer, the Company shall give the Holder at least 30 days prior written notice of the expected closing date of such transaction, and if any portion of this Debenture has not been converted into Common Stock at the election of the Holder prior to such closing, then the remaining principal amount of this Debenture may, at the option of the Purchaser, be converted into shares of Common Stock at the closing of such transaction. The Conversion Price shall be the same as the applicable Conversion Price defined in Section 3 above.

ARTICLE 5.        REPORTS.

         The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.



NOTICE OF CONVERSION


ARTICLE 6.        DEFAULTS AND REMEDIES.

         SECTION 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment of interest when such interest becomes due and payable and such default continues for a period of 10 days thereafter, (c) the Company fails to issue Common Shares upon conversion, within the time period specified in Section 3.2, (d) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (e) from and after October 31, 1996, the Company ceases to be eligible with respect to the use of Form S-3 for the filing of a resale registration statement with the Securities and Exchange Commission, (f) the Company's Common Shares ceases to be quoted on any of the New York Stock Exchange, American Stock Exchange, the NASDAQ-National Market or NASDAQ-Small Cap for a period in excess of 60 calendar days, or (g) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or
(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors or such other applicable laws. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 6.2. ACCELERATION. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

ARTICLE 7.        REGISTERED DEBENTURES.

         SECTION 7.1. SERIES. This Debenture is one of a numbered series of Debentures issued to the Holder and Secrest Capital Limited pursuant to the Agreement having an aggregate principal amount of $5,000,000, which are identical. Such Debentures are referred to herein collectively as the "Debentures." Holder, at its option, may exchange this Debenture for a series of Debentures of the Company in denominations of at least $100,000.

         SECTION 7.2. RECORD OWNERSHIP. The Company shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issues to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company



NOTICE OF CONVERSION


may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

         SECTION 7.3. REGISTRATION OF TRANSFER. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and State and Federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder.

         SECTION 7.4. WORN AND LOST DEBENTURES. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

ARTICLE 8.        NOTICES.

         Any notice which is required or convenient under the terms of this Debentures shall be duly given if it is in writing and delivered in person, by telecopy, by recognized overnight courier or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.




NOTICE OF CONVERSION


         All notices to Holders are to be mailed to:

         27 Wellington Road
         Cork, Ireland
         Attn:  James G. O'Brien
         Telephone: 353 21 501 109
         Fax: 353 21 501 255

         All notices to the Company are to be mailed to:

         Intelect Communications Systems Limited
         Reid House 31 Church Street
         Hamilton, Bermuda
         Attn:  Chief Executive Officer
         Telephone:  441/295-8639
         Fax:  441/292-5560


ARTICLE 9.        TIMES.

         Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 9, such extended time shall not be included in the computation of interest.

ARTICLE 10.       RULES OF CONSTRUCTION.

         In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.


NOTICE OF CONVERSION



ARTICLE 11.       GOVERNING LAW.

         The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of Bermuda.


         IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                         INTELECT COMMUNICATIONS SYSTEMS LIMITED


                                          By: /s/ Peter G. Leighton
                                             ------------------------------
                                          Name Peter G. Leighton
                                          Title President

[Corporate Seal]





NOTICE OF CONVERSION


                              NOTICE OF CONVERSION

         [To be completed and signed only upon conversion of Debenture]

         The undersigned, the Holder of this Debenture, hereby irrevocably elects to exercise the right to convert it into common shares, par value $10 per share, of Intelect Communications Systems Limited as follows:

[Complete if less than all of                     Dollars ($       )*
 principal  amount is to be        ---------------------------------------------
 converted]                         ($10,000 or integral  multiples of $10,000)

[Signature must be guaranteed      ---------------------------------------------
if registered holder of stock       (Name of Holder of shares if different than
differs from registered Holder      registered Holder of Debenture)
of Debenture]

                                   ---------------------------------------------
                                    (Address of Holder if different than address of registered Holder of Debenture)

                                   ---------------------------------------------
                                    (Social Security or EIN of Holder of shares if different than Holder of Debenture)

         *If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture. All notices to be transmitted by hand delivery, facsimile or overnight courier.


Date:_________           Sign:__________________________________________________
                              (Signature must conform in all respects to name of Holder shown on face of this Debenture)






NOTICE OF CONVERSION



                               ASSIGNMENT OF NOTE



        The undersigned hereby sell(s) and assign(s) and transfer(s) unto

- --------------------------------------------------------------------------------
                   (name, address and SSN or EIN of assignee)

                                                        Dollars ($             )
- --------------------------------------------------------------------------------
   (principal amount of Debenture, $10,000 or integral multiples of $10,000)

of principal amount of this Debenture together with all accrued interest hereon.


Date:________                 Sign:_____________________________________________
                              (Signature must conform in all respects to name of Holder shown on face of Debenture)